Exhibit 99.1

LifeMD Reports First Quarter 2025 Results and

Raises Full-Year 2025 Guidance

•	Total revenues increased 49% year-over-year to $65.7 million with telehealth revenue up 70%
•	Adjusted EBITDA increased to $8.7 million from $0.1 million in the year-ago period
•	Telehealth adjusted EBITDA increased to $5.3 million from a loss of $1.3 million in the year-ago period
•	GAAP net income of $0.6 million or $0.01 per diluted share, delivering first-ever quarter of positive GAAP EPS
•	Raising full-year 2025 guidance for both total revenues and adjusted EBITDA, reflecting strong year-to-date performance in telehealth

Conference call begins at 4:30 p.m. Eastern time today

NEW YORK, May 6, 2025 — LifeMD, Inc. (Nasdaq: LFMD), a leading provider of virtual primary care services, today reported financial results for the three months ended March 31, 2025.

Management Commentary

Justin Schreiber, Chairman and CEO of LifeMD, said, “LifeMD had an outstanding first quarter that demonstrated the power of our platform, the need for our services and the accelerated growth trajectory of the business as we achieved our first-ever quarter of GAAP profitability well ahead of expectations. During the quarter we expanded across all service areas, and the performance of our weight management program underscored our success as it is now expected to exceed top- and bottom-line expectations for the full year. The launch of our men’s hormone therapy offering, and recent acceptance of Medicare are also off to strong starts and continue to diversify our already leading telehealth platform.

“Our recently announced strategic collaborations with both LillyDirect and NovoCare continue to generate momentum by allowing us to offer more convenient and affordable access to branded GLP-1 medications. These collaborations make LifeMD the only telehealth provider in the U.S. that offers synchronous care and cash-pay access to both Wegovy® and Zepbound®. In addition to the continued success of our existing telehealth platforms, we recently announced key hires in the mental and hormonal health verticals and the acquisition of important assets in behavioral health and women’s health. These are two strategic areas with significant unmet clinical need in the marketplace and within our existing patient population,” concluded Schreiber.

“LifeMD had an exceptionally strong first quarter with top- and bottom-line growth both ahead of our expectations. Telehealth revenue achieved 70% year-over-year growth on a standalone basis, while our telehealth adjusted EBITDA increased to $5.3 million from a loss of $1.3 million in the year-ago period. We also achieved positive GAAP net income for the first time,” commented Marc Benathen, Chief Financial Officer of LifeMD. “We are raising our full-year 2025 guidance to reflect our strong performance to date for both revenue and adjusted EBITDA. We now expect total revenues in the range of $268 to $275 million, up from $265 to $275 million, and adjusted EBITDA in the range of $31 to $33 million, up from $30 to $32 million.”

First Quarter Financial Highlights

All comparisons are with the first quarter of 2024. Non-GAAP financial measures referenced in the following results are defined and reconciled to GAAP at the end of this press release.

•	Total revenues increased 49% to $65.7 million with telehealth revenue up 70%.
•	Telehealth active subscribers increased 22% to approximately 290,000 active subscribers.
•	Gross margin was 87% compared with 90%, down slightly due to revenue mix and LifeMD’s recently launched pharmacy.
•	GAAP net income was $0.6 million or $0.01 per diluted share, compared with a net loss of $7.5 million or ($0.19) per share.
•	Adjusted EBITDA was $8.7 million compared with $0.1 million.
•	The telehealth business achieved adjusted EBITDA of $5.3 million compared with a loss of $1.3 million.
•	Cash was $34.4 million as of March 31, 2025.

First Quarter Key Performance Metrics

($ in 000s)	Three Months Ended March 31,		Y-o-Y
Key Performance Metrics	2025	2024	% Growth
Revenue
Telehealth	$52,456	$30,841	70%
WorkSimpli	$13,241	$13,303	0%
Total Revenue	$65,698	$44,144	49%

Active Subscribers
Telehealth Active Subscribers	290,660	237,790	22%
WorkSimpli Active Subscribers	158,265	166,351	-5%
Total Active Subscribers	448,925	404,141	11%

Financial Guidance

For the second quarter of 2025, the Company expects:

•	Total revenues in the range of $65 million to $67 million, with telehealth revenue in the range of $52 million to $53 million.
•	Adjusted EBITDA in the range of $7 million to $9 million, with telehealth adjusted EBITDA in the range of $4 million to $6 million.

For the full year 2025, due to the outperformance of its telehealth business in the first quarter the Company is raising its previous guidance to:

•	Total revenues in the range of $268 million to $275 million, up from previous guidance of $265 million to $275 million.
•	Telehealth revenue in the range of $208 million to $213 million, up from $205 million to $213 million.
•	Adjusted EBITDA in the range of $31 million to $33 million, up from $30 million to $32 million.
•	Telehealth adjusted EBITDA is now forecast to exceed $21 million, up from approximately $20 million previously.

Conference Call

LifeMD’s management will host a conference call today at 4:30 p.m. Eastern time to discuss the Company’s financial results and outlook, and answer questions. Details for the call are as follows:

Toll-free dial-in number:	800-225-9448
International dial-in number:	203-518-9708
Conference	ID: LIFEMD
Live & Archived Webcast:	Link

A live and archived webcast will be available in the Investors section of the Company’s website at ir.lifemd.com.

About LifeMD

LifeMD® is a leading provider of virtual primary care. LifeMD offers telemedicine, access to laboratory and pharmacy services, and specialized treatment across more than 200 conditions, including primary care, men’s and women’s health, weight management, and hormone therapy. The Company leverages a vertically integrated, proprietary digital care platform, a 50-state affiliated medical group, a 22,500-square-foot affiliated pharmacy, and a U.S.-based patient care center to increase access to high-quality and affordable care. For more information, please visit LifeMD.com.

Cautionary Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended; Section 21E of the Securities Exchange Act of 1934, as amended; and the safe harbor provision of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release may be identified by the use of words such as: “believe,” “expect,” “anticipate,” “project,” “should,” “plan,” “will,” “may,” “intend,” “estimate,” predict,” “continue,” and “potential,” or, in each case, their negative or other variations or comparable terminology referencing future periods. Examples of forward-looking statements include, but are not limited to, statements regarding our financial outlook and guidance, short and long-term business performance and operations, future revenues and earnings, regulatory developments, legal events or outcomes, ability to comply with complex and evolving regulations, market conditions and trends, new or expanded products and offerings, growth strategies, underlying assumptions, and the effects of any of the foregoing on our future results of operations or financial condition.

Forward-looking statements are not historical facts and are not assurances of future performance. Rather, these statements are based on our current expectations, beliefs, and assumptions regarding future plans and strategies, projections, anticipated and unanticipated events and trends, the economy, and other future conditions, including the impact of any of the aforementioned on our future business. As forward-looking statements relate to the future, they are subject to inherent risk, uncertainties, and changes in circumstances and assumptions that are difficult to predict, including some of which are out of our control. Consequently, our actual results, performance, and financial condition may differ materially from those indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, “Risk Factors” identified in our filings with the Securities and Exchange Commission, including, but not limited to, our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any amendments thereto. Even if our actual results, performance, or financial condition are consistent with forward-looking statements contained in such filings, they may not be indicative of our actual results, performance, or financial condition in subsequent periods.

Any forward-looking statement made in the news release is based on information currently available to us as of the date on which this release is made. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required under applicable law or regulation.

Investor Contact

Marc Benathen, Chief Financial Officer

marc@lifemd.com

Media Contact

Jessica Friedeman, Chief Marketing Officer

press@lifemd.com

Tables to Follow

++++++

LIFEMD, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS

Current Assets
Cash	$34,393,410	$35,004,924
Accounts receivable, net	10,192,774	8,217,813
Product deposit	191,840	40,763
Inventory, net	2,967,697	2,797,358
Other current assets	2,227,200	2,672,231
Total Current Assets	49,972,921	48,733,089

Non-current Assets
Equipment, net	1,438,829	1,479,184
Right of use assets	6,104,863	6,400,596
Capitalized software, net	14,311,592	13,816,501
Intangible assets, net	1,786,128	2,030,656
Total Non-current Assets	23,641,412	23,726,937

Total Assets	$73,614,333	$72,460,026

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$15,679,028	$16,009,484
Accrued expenses	18,503,380	20,811,764
Current operating lease liabilities	482,139	508,537
Current portion of long-term debt	11,611,111	8,444,444
Deferred revenue	14,625,902	14,480,917
Total Current Liabilities	60,901,560	60,255,146

Long-term Liabilities
Long-term debt, net	6,818,835	9,885,057
Noncurrent operating lease liabilities	6,186,692	6,265,192
Contingent consideration	100,000	100,000
Total Liabilities	74,007,087	76,505,395

Commitments and Contingencies
Mezzanine Equity
Preferred Stock, $0.0001 par value; 5,000,000 shares authorized Series B Convertible Preferred Stock, $0.0001 par value; 5,000 shares authorized, zero shares issued and outstanding, liquidation value, $0 per share as of March 31, 2025 and December 31, 2024	-	-
Stockholders’ Equity (Deficit)
Series A Preferred Stock, $0.0001 par value; 1,610,000 shares authorized, 1,400,000 shares issued and outstanding, liquidation value approximately $25.55 per share as of March 31, 2025 and December 31, 2024	140	140
Common Stock, $0.01 par value; 100,000,000 shares authorized, 43,632,700 and 42,293,907 shares issued, 43,529,660 and 42,190,867 outstanding as of March 31, 2025 and December 31, 2024, respectively	436,327	422,939
Additional paid-in capital	233,043,479	230,508,339
Accumulated deficit	(235,644,977)	(236,253,218)
Treasury stock, 103,040 shares, at cost, as of March 31, 2025 and December 31, 2024	(163,701)	(163,701)
Total LifeMD, Inc. Stockholders’ Deficit	(2,328,732)	(5,485,501)
Non-controlling interest	1,935,978	1,440,132
Total Stockholders’ Equity (Deficit)	(392,754)	(4,045,369)
Total Liabilities, Mezzanine Equity and Stockholders’ Equity (Deficit)	$73,614,333	$72,460,026

LIFEMD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues
Telehealth revenue, net	$52,456,481	$30,841,402
WorkSimpli revenue, net	13,241,275	13,302,862
Total revenues, net	65,697,756	44,144,264

Cost of revenues
Cost of telehealth revenue	8,136,462	4,194,595
Cost of WorkSimpli revenue	507,254	405,582
Total cost of revenues	8,643,716	4,600,177

Gross profit	57,054,040	39,544,087

Expenses
Selling and marketing expenses	29,194,061	24,173,880
General and administrative expenses	17,055,669	15,305,732
Customer service expenses	3,071,494	1,848,041
Development costs	2,675,134	2,087,232
Other operating expenses	2,514,758	2,300,447
Total expenses	54,511,116	45,715,332

Operating income (loss)	2,542,924	(6,171,245)

Other expenses
Interest expense, net	(626,275)	(477,678)

Net income (loss) before income taxes	1,916,649	(6,648,923)

Income tax expense	-	-

Net income (loss)	1,916,649	(6,648,923)

Net income attributable to noncontrolling interests	531,845	119,432

Net income (loss) attributable to LifeMD, Inc.	1,384,804	(6,768,355)

Preferred stock dividends	(776,563)	(776,563)

Net income (loss) attributable to LifeMD, Inc. common stockholders	$608,241	$(7,544,918)

Basic earnings (loss) per share attributable to LifeMD, Inc. common stockholders	$0.01	$(0.19)
Diluted earnings (loss) per share attributable to LifeMD, Inc. common stockholders	$0.01	$(0.19)

Weighted average number of common shares outstanding:
Basic	43,135,778	39,242,237
Diluted	45,580,311	39,242,237

LIFEMD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,916,649	$(6,648,923)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of debt discount	100,444	100,444
Amortization of capitalized software	2,250,036	1,787,404
Amortization of intangibles	244,528	245,966
Accretion of consideration payable	-	13,644
Depreciation of fixed assets	162,566	65,915
Noncash operating lease expense	295,733	206,809
Stock compensation expense	2,548,528	2,544,430

Changes in Assets and Liabilities
Accounts receivable	(1,974,961)	(59,241)
Product deposit	(151,077)	196,912
Inventory	(170,339)	386,292
Other current assets	445,031	(364,227)
Operating lease liabilities	(104,897)	(203,944)
Deferred revenue	144,985	4,374,159
Accounts payable	(330,456)	1,310,177
Accrued expenses	(2,308,383)	1,246,342
Net cash provided by operating activities	3,068,387	5,202,159
	(53,393)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for capitalized software costs	(2,745,127)	(2,014,673)
Purchase of equipment	(122,211)	(175,592)
Net cash used in investing activities	(2,867,338)	(2,190,265)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of notes payable, net of prepayment penalty	-	(211,690)
Cash proceeds from exercise of options	-	7,813
Preferred stock dividends	(776,563)	(776,563)
Contingent consideration payment for Resume Build	-	(31,250)
Distributions to non-controlling interest	(36,000)	(36,000)
Net cash used in financing activities	(812,563)	(1,047,690)

Net (decrease) increase in cash	(611,514)	1,964,204

Cash at beginning of period	35,004,924	33,146,725

Cash at end of period	$34,393,410	$35,110,929

Cash paid for interest
Cash paid during the period for interest	$593,750	$644,919

Non-cash investing and financing activities:
Cashless exercise of options	$561	$641
Cashless exercise of warrants	$-	$12,685
Stock issued for noncontingent consideration payments	$-	$642,000
Right of use asset	$-	$1,285,926
Right of use lease liability	$-	$1,285,926

About the Use of Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with GAAP, we use adjusted EBITDA as a non-GAAP financial measure to clarify and enhance an understanding of past performance. Additionally, we report telehealth adjusted EBITDA as a non-GAAP financial measure to clarify the financial performance of our core telehealth business excluding WorkSimpli. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors.

Adjusted EBITDA is defined as income (loss) attributable to common shareholders before interest, taxes, depreciation, amortization, accretion, financing transaction expense, non-controlling interests, foreign currency translation, extraordinary litigation costs, loss on debt extinguishment, dividends, insurance acceptance and Sarbanes-Oxley readiness expenses, acquisition costs, severance expenses and stock-based compensation expense. We have provided below a reconciliation of adjusted EBITDA to net loss attributable to common shareholders, its most directly comparable GAAP financial measure.

Telehealth and WorkSimpli adjusted EBITDA is defined as segment operating income or loss before depreciation, amortization, accretion, financing transaction expense, extraordinary litigation costs, insurance acceptance and Sarbanes-Oxley readiness expenses, acquisition costs, severance expenses and stock-based compensation expense. We have provided below a reconciliation of segment operating income or loss to segment Adjusted EBITDA.

We believe the above financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the terms adjusted EBITDA may vary from that of others in our industry. Telehealth adjusted EBITDA is specifically relevant to LifeMD to provide shareholders a comparable measure of profitability for our core telehealth business without the impact of our majority owned, but separately managed non-core subsidiary, WorkSimpli. Adjusted EBITDA, telehealth adjusted EBITDA and WorkSimpli adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss per share, operating loss or any other performance measures derived in accordance with GAAP as measures of performance.

Reconciliation of Consolidated GAAP Net Income (Loss) to Consolidated Adjusted EBITDA

(in whole numbers, unaudited)

	Three Months Ended March 31,
	2025	2024
Net income (loss) attributable to common shareholders	$608,241	$(7,544,918)

Interest expense (excluding amortization of debt discount)	525,831	377,234
Depreciation, amortization and accretion expense	2,657,130	2,112,929
Amortization of debt discount	100,444	100,444
Financing transactions expense	-	172,229
Litigation costs (a)	253,197	182,547
Severance costs	76,882	160,495
Acquisitions expenses	208,500	-
Insurance acceptance readiness	140,360	706,341
Sarbanes Oxley readiness	-	159,908
Foreign exchange loss (gain)	231,647	(26,248)
Taxes	-	-
Dividends	776,563	1,043,380
Stock-based compensation expense	2,548,528	2,544,430
Net income attributable to noncontrolling interests	531,845	119,432

Consolidated Adjusted EBITDA	$8,659,168	$108,203

(a) For the three months ended March 31, 2025, the Company included litigation costs related to a heavily negotiated executive separation agreement. For the three months ended March 31, 2024, the Company included costs related to a class action complaint alleging, inter alia, unauthorized disclosure of certain information of class members to third parties (the Marden v. LifeMD, Inc. case), as disclosed in the Company’s Form 10-Q for the three months ended March 31, 2025, filed on May 6, 2025, and a heavily negotiated executive separation agreement.

Reconciliation of Telehealth GAAP Operating Income (Loss) to Telehealth Adjusted EBITDA

(in whole numbers, unaudited)

	Three Months Ended March 31,
	2025	2024
Telehealth operating income (loss)	$386,865	$(6,619,763)

Depreciation, amortization and accretion expense	1,691,409	1,363,074
Financing transactions expense	-	172,229
Litigation costs (a)	253,197	182,547
Severance costs	76,882	160,495
Acquisitions expenses	208,500	-
Insurance acceptance readiness	140,360	706,341
Sarbanes Oxley readiness	-	159,908
Stock-based compensation expense	2,548,528	2,544,430

Telehealth Adjusted EBITDA	$5,305,741	$(1,330,739)

(a) For the three months ended March 31, 2025, the Company included litigation costs related to a heavily negotiated executive separation agreement. For the three months ended March 31, 2024, the Company included costs related to a class action complaint alleging, inter alia, unauthorized disclosure of certain information of class members to third parties (the Marden v. LifeMD, Inc. case), as disclosed in the Company’s Form 10-Q for the three months ended March 31, 2025, filed on May 6, 2025, and a heavily negotiated executive separation agreement.

Reconciliation of WorkSimpli GAAP Operating Income to WorkSimpli Adjusted EBITDA

(in whole numbers, unaudited)

	Three Months Ended March 31,
	2025	2024
WorkSimpli operating income	$2,156,059	$448,518

Depreciation, amortization and accretion expense	965,721	749,855
Foreign exchange loss (gain)	231,647	(26,248)
Distributions	-	266,817

WorkSimpli Adjusted EBITDA	$3,353,427	$1,438,942

# # #